Exhibit 23.1






September 30, 2008


Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

RE: Rodobo International, Inc., f/k/a Navstar Media Holdings, Inc.

Ladies and Gentlemen:

We have read the statements made by Rodobo International, Inc f/k/a Navstar Media Holdings, Inc. in Item 4.01 of the current report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2008. We agree with the statements contained therein concerning our firm.


                           Very truly yours,

                           /s/ Bernstein & Pinchuk LLP
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